UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-148847	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

KAR Holdings, Inc. hosted an Analyst Meeting at its ADESA Golden Gate auction facility in Tracy, California on Tuesday, February 19, 2008. In addition, the Company posted the presentation visuals on the ADESA, Inc. Web site at http://www.adesainc.com and on the Insurance Auto Auctions, Inc. Web site at http://www.iaai.com. The event featured presentations by Tom Kontos, Executive Vice President of Customer Strategies and Analytics, and Eric Loughmiller, Executive Vice President and Chief Financial Officer. The presentation visuals for the February 19, 2008 Analyst Meeting are attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference in their entirety.

Within the Analyst Day presentation visuals, the Company makes reference to certain non-GAAP financial measures. The non-GAAP financial measures include the following: EBITDA, Adjusted EBITDA, Adjusted EBITDA per the credit agreement and a pro forma combined presentation of segment results. The Company has presented reconciling information along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) for each of the above non-GAAP financial measures in the Analyst Day presentation visuals. In addition, the Company’s reasons for presenting these non-GAAP financial measures are discussed below.

The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis. Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The specific reasons, in addition to the reasons described above, why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding ADESA’s results of operations are as follows:

EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement – The Company’s management believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by the Company. Management uses the Adjusted EBITDA measure to evaluate the performance of the Company and to evaluate results relative to incentive compensation targets. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions and the pro forma cost savings per the credit agreement to Adjusted EBITDA. This measure is used by the Company’s creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to the Company’s senior secured credit facility and notes. The most directly comparable financial performance measure calculated and presented in accordance with GAAP is net income (loss). A reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement is contained in the appendix to the Analyst Day presentation visuals.

Pro forma presentation of segment results – The Analyst Day presentation visuals include pro forma combined presentations of the Company’s segment results for the fiscal years ended December 31, 2007 and 2006 as well as for the fourth quarter of 2006. The pro forma segment results for the year ended December 31, 2007 are based on ADESA and IAAI’s unaudited financial statements for the periods from January 1, 2007 to April 19, 2007 and KAR Holdings’ unaudited financial statements for the period from January 1, 2007 to December 31, 2007, as adjusted to combine the financial statements of ADESA Impact and IAAI on a historical basis. The unaudited pro forma combined segment results of operations for the quarter and year ended December 31, 2006 are representative of the results of ADESA and IAAI. KAR Holdings had no operations during the period of January 1, 2007 to April 19, 2007. The Company’s management believes that presenting pro forma segment results is important for comparing results between reporting periods. The pro forma information can assist in making meaningful period-over-period comparisons and in identifying operating trends that might otherwise be masked or distorted. The most directly comparable financial measure calculated and presented in accordance with GAAP is net income (loss).

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Analyst Day Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	February 19, 2008	KAR Holdings, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer